CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated April 18, 2003 in Pre-effective Amendment Number 1 to the Registration Statement (Form N-2 No. 333-108571) of Neuberger Berman Realty Income Fund Inc.




                                          ERNST & YOUNG LLP

Boston, Massachusetts
October 16, 2003